8-K 1 nev8k.htm

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2014

NEVAEH ENTERPRISES LTD.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other

Jurisdiction of

Incorporation)

333-144681

(Commission File

Number)

N/A

(I.R.S. Employer

Identification No.)

58 Dongcheng District, Beijing, China 100027 N/A

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 949-419-6588

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.02 Non Reliance on Previous Financials, Audits or Interim Review, Financial Statements

On March 17, 2014, Kenne Ruan, CPA, P.C. (“Kenne Ruan”) notified the Company in writing that their audit report issued on July 29, 2013 and the related Company’s financial statements for the year ended April 30, 2013, cannot be relied upon due to PCAOB partner rotation rules.

The financial statements for the year ended April 30, 2013 will be re-audited by Jimmy P. Lee, CPA, P.C. and the Company will file any necessary amendments to the Form 10-K with re-audited financial statements as soon as possible.

The Company’s Board of Directors discussed with the Company’s independent account, Jimmy P. Lee, CPA, P.C. , the matters disclosed in this Item 4.02 of this Form 8-K and also provided a copy of the Form 8-K to our accountant. In addition, the Company requested our independent accountant to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to state the respects in which it does not agree. We received a response letter from Jimmy P. Lee CPA, P.C. on March 25, 2014, which is filed as Exhibit 16.1 herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are filed with this report:

Exhibit No. Document Location

16.1

Letter from Jimmy P. Lee, CPA, P.C. dated March 25, 2014, to the Securities and Exchange Commission filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014

NEVAEH ENTERPRISES LTD.

By: /s/ Qi Tang

Qi Tang

President and Chief Executive Officer